SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934


Filed by the Registrant                     [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential, for  Use  of  the Commission  Only (as permitted by Rule
          14a-6 (e) (2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12


                            REINHOLD INDUSTRIES, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                     N/A
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.
       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4) Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

           ---------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ]    Check box  if  any  part  of  the fee is offset as  provided  by Exchange
          Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.
       (1) Amount Previously Paid:

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       (2) Form, Schedule or Registration No.:

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       (3) Filing Party:

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       (4) Date Filed:

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

                            REINHOLD INDUSTRIES, INC.
                            12827 E. Imperial Highway
                           Santa Fe Springs, CA 90670




                                                   March 25, 2002



DEAR STOCKHOLDERS:

The Directors and Officers of Reinhold Industries, Inc., cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, May 1, 2002 at 3:00 P.M., Pacific Time. The meeting will be held at the office of the Corporation at 12827 E. Imperial Highway, Santa Fe Springs, CA 90670. Notice of the Annual Meeting and Proxy Statement are enclosed.

You are urged to mark, sign, date and mail the enclosed proxy immediately. By mailing your proxy now you will not be precluded from attending the meeting. Your proxy is revocable. In the event you find it convenient to attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

For your information, enclosed is the 2001 Annual Report of Reinhold Industries, Inc.



                                                        Very truly yours,

                                                     /s/RALPH R. WHITNEY, JR.,
                                                        Chairman of the Board

                            REINHOLD INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          Santa Fe Springs, California

                                 March 25, 2002

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Reinhold Industries, Inc., a Delaware corporation ("Reinhold" or the "Company") will be held at the offices of Reinhold Industries, Inc. 12827 East Imperial Highway, Santa Fe Springs, California on Wednesday, May 1, 2002 at 3:00 P.M., local time, for the following purposes:

         (1) To elect six members of the Board of Directors for Class A Common Stockholders; and

         (2) To transact such other business as may properly come before the meeting and any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Company's 2002 Annual Meeting will be held solely to tabulate the votes cast and report results of voting on the matters listed in the proxy statement. It is not anticipated there will be other business transacted or that any Directors or Senior Executives will be in attendance.

         Only stockholders of record at the close of business on March 22, 2002 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                             By order of the Board of Directors,


                                             /s/BRETT R. MEINSEN
                                                Secretary


THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND IMMEDIATE RETURN OF THE ACCOMPANYING PROXY. PLEASE DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

                            REINHOLD INDUSTRIES, INC.
                             12827 EAST IMPERIAL HWY
                       SANTA FE SPRINGS, CALIFORNIA 90670



                         ANNUAL MEETING OF STOCKHOLDERS
                            to be held on May 1, 2002

                                                                  March 25, 2002


                                 PROXY STATEMENT


                                  INTRODUCTION


         The Annual Meeting of Stockholders of Reinhold Industries, Inc. ("Reinhold" or the "Company") will be held on May 1, 2002 at the offices of Reinhold Industries, Inc., 12827 East Imperial Highway, Santa Fe Springs, California, at 3:00 P.M., for the purposes set forth in the accompanying notice. This statement is furnished in connection with the solicitation by Reinhold's Board of Directors (the "Board") of proxies to be voted at such meeting and at any and all adjournments thereof. Proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including adjournments) in accordance with the specifications therein. If a stockholder does not specify on the proxy card how the shares are to be voted, they will be voted FOR the election of Reinhold's nominee for Director.

         If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to the exercise thereof by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company, before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Reinhold Industries, Inc., 12827 East Imperial Highway, Santa Fe Springs, California 90670, Attention: Secretary, or hand-delivered to the Secretary of the Company, in each case at or before the taking of the vote at the Annual Meeting.

         At the Annual Meeting, holders of Reinhold Class A Common Stock shall each have one vote per share.

         This proxy statement and accompanying form of proxy are first being sent to stockholders on or about April 3, 2002.

                             PLAN OF REORGANIZATION

         On July 31, 1996 (the "Effective Date"), Keene Corporation ("Keene") consummated its plan of reorganization under the Bankruptcy Code (the "Plan") and emerged from bankruptcy. On the Effective Date, Reinhold was merged into and with Keene, with Keene becoming the surviving corporation. Pursuant to the merger, all of the issued and outstanding capital stock of Reinhold was canceled. Keene, as the surviving corporation of the merger, was renamed Reinhold. On the Effective Date, Reinhold issued 1,998,956 shares of Common Stock, of which 1,020,000 shares of Class B Common Stock were issued to the Trustees of a Creditors' Trust (the "Keene Creditors' Trust") set up to administer Keene's asbestos claims. The remaining 978,956 shares of Class A Common Stock were issued to Keene's former stockholders as of record date, June 30, 1996. All of Keene's previous outstanding Common Stock was canceled.

         The Certificate of Incorporation adopted pursuant to the reorganization contains certain restrictions on the transfer of the Class A Common Stock and Class B Common Stock for a period of twenty-five months after the effective date of the reorganization, which period has now expired. The Certificate of Incorporation also provides for the automatic conversion of Class B Common Stock into Class A Common Stock upon the occurrence of certain events, including the sale or transfer of the Class B Common Stock by the Trust.

                          SALE OF CLASS B COMMON STOCK

         On May 21, 1999, the Keene Creditors' Trust (the "Trust") sold 997,475 shares of its Class B Common Stock representing approximately 49.9% of the outstanding common stock of the Company. The purchasers were Massachusetts Mutual Life Insurance Company, MassMutual High Yield Partners II LLC, MassMutual Corporate Value Partners Limited, Ralph R. Whitney, Jr., Glenn Scolnik, Forrest
E. Crisman, Jr., Andrew McNally, IV and Ward S. McNally (collectively, the "Purchasers"). Messrs. Whitney, Scolnik, Crisman, A. McNally and W. McNally are directors and/or officers of Hammond, Kennedy, Whitney & Company ("HKW"), a private equity firm. The purchasers also agreed to pay the Trust, on a pro rata basis, a stock price deficiency payment, on the third anniversary of the purchase, in an amount by which the market value of the Class A Common Stock retained by the Trust, on a per share basis, is less than a predetermined value. The Company has agreed to reimburse the purchasers for any such payments they make to the Trust. The Company believes any such payment will be immaterial to the results of operations.

         The Company has also agreed that until Massachusetts Mutual Life Insurance Company, MassMutual High Yield Partners II LLC and MassMutual Corporate Value Partners collectively own less than five percent of the outstanding voting stock of the Company, the Company will recommend one person designated by Massachusetts Mutual Life Insurance Company to be included in the slate of nominees recommended by the Board of Directors of the Company for election by stockholders at the Company's annual meeting of the stockholders. Massachusetts Mutual Life Insurance Company has chosen not to exercise this right for the 2002 Annual Meeting.

         Pursuant to Reinhold's Certificate of Incorporation, upon consummation of the sale of the Trust's shares, (i) all of the outstanding shares of Class B Common Stock automatically converted into shares of Class A Common Stock, (ii) the number of authorized shares of Class A Common Stock automatically increased by the number of shares of Class B Common Stock so converted, and (iii) the number of authorized shares of Class B Common Stock decreased by the number of shares so converted.

         On November 1, 2000, the Company filed its Second Amended and Restated Certificate of Incorporation, which authorizes the Company to issue 5,000,000 shares of capital stock, consisting of 4,750,000 shares of Class A Common Stock, par value $.01 per share, and 250,000 shares of Preferred Stock, par value $.001 per share.

Required Quorum; Required Vote

         The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Class A Common Stock. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld. Proxies that reflect abstentions will be treated as voted for purposes of determining the approval of the proposal and will have the same effect as a vote against the proposal.

         In the election of directors, the directors elected by the holders of Class A Common Stock must be elected by a plurality of the shares of Class A Common Stock voting.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, the holders of Class A Common Stock, voting as a class, shall elect six (6) Directors of the Company to serve until the next Annual Meeting to be held in 2003 and until their successors are elected and qualified. The Board is soliciting proxies to vote FOR its nominees, Ralph R. Whitney, Jr., Andrew McNally, IV, Michael T. Furry, Glenn Scolnik, Thomas A. Brand and Richard A. Place as Directors of Reinhold. Only holders of Class A Common Stock shall vote for the Class A nominees.

         All proxies will be voted in accordance with the stated instructions. Unless the stockholder otherwise specifies therein, the accompanying proxy will be voted (i) FOR the election of the nominees identified above, and (ii) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the meeting. The Board of Directors does not know of any such other matter or business. If the nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board. The Board currently has no reason to believe that these nominees will be unwilling or unable to serve as directors, if elected.

                         NOMINEES FOR CLASS A DIRECTORS


Ralph R. Whitney, Jr.

     Mr. Whitney, age 67, became a Director of Reinhold on June 3, 1999 and is currently Chairman of the Board. He is also a member of the Audit and Compensation Committees. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, a New York private equity firm, since 1971 and is currently Chairman of the Board of that firm. Mr. Whitney is also a director of First Technology, PLC, Dura Automotive Systems, Inc., Baldwin Technology Company, Inc., IFR Systems, Inc., and RELM Wireless, Inc.


Andrew McNally, IV

     Mr. McNally, age 62, became a Director of Reinhold on June 3, 1999. He is also a member of the Compensation Committee. Mr. McNally is currently a senior principal of Hammond, Kennedy, Whitney & Company and has held that position since 1998. He is the former Chairman and Chief Executive Officer and current Director of Rand McNally & Company (printing, publishing and map making). Mr. McNally is also a Director of Hubbell, Inc.


Glenn Scolnik

     Mr. Scolnik, age 50, became a Director of Reinhold on August 1, 2000. He is also Chairman of the Compensation Committee. Mr. Scolnik is currently the Chief Executive Officer and President of Hammond, Kennedy, Whitney & Company and has held that position since January 1999. He joined Hammond, Kennedy, Whitney & Company as a principal in 1993.


Thomas A. Brand

     Mr. Brand, age 68, became a Director of Reinhold on August 1, 2000. He is also a member of the Audit Committee. Mr. Brand is a Director of Aldila, Inc., the world's largest manufacturer of carbon fiber golf shafts. He was formerly senior Vice President / General Manager of Fiberite Advanced Materials and has thirty years experience in the advanced composites materials industry.


Richard A. Place

     Mr. Place, age 67, became a Director of Reinhold on January 23, 2001. He is also a member of the Audit Committee. Mr. Place held a variety of management positions at Ford Motor Company, retiring as Director of Technical Planning in 1991. He is a former Senior Managing Director of Mazda Motor Corporation of Hiroshima, Japan; Director of Excel Industries, Inc. of Elkhart, Indiana, and Kavlico Corporation of Moorpark, California.


Michael T. Furry

     Mr. Furry, age 64 is President and Chief Executive Officer of Reinhold. Mr. Furry has served as President of Reinhold since June 1986 and became President of the Reorganized Company on the Effective Date. Mr. Furry had been a Director of Keene since April 1990. From April 1976 to June 1986, Mr. Furry was Vice President and General Manager of the composites division of Reynolds & Taylor, Inc.

Other Executive Officer

Brett R. Meinsen

         Mr. Meinsen, age 42, became Vice President - Finance and
Administration, Secretary and Treasurer of Reinhold in June 1997. Prior to coming to Reinhold, Mr. Meinsen worked from 1986 until January 1997 as the Director of Finance and Administration, Manager of Financial Analysis, and a senior financial analyst at Philips Medical Systems.

Compensation of Directors

         During 2001, the Board of Directors of Reinhold met four times for regular meetings and there were no special meetings. Each non-employee director received $1,000.00 for each regular or special meeting of the Board he attended and will receive $1,000.00 for each such regular meeting in 2002. In addition, each non-employee director also receives annual compensation of $12,000.00 per year, paid quarterly, as a retainer for being a director.

         Reinhold has standing Audit and Compensation Committees of the Board. The Audit Committee met nine times and the Compensation Committee met once. The non-employee directors who are members of the Audit and Compensation Committees receive $1,000.00 for each meeting attended on a day during which the Board did not meet for a regular meeting and will receive $1,000.00 for each such meeting in 2002.

         The Audit Committee reviews and recommends to the Board the engagement of the independent auditors of the Company, reviews with the auditors their work and fees, and reviews accounting policies and practices and internal accounting controls of the Company. The Audit Committee operates under a written charter adopted by the Board. Its functions and qualifications for membership are set forth in its charter, which is attached as an appendix to this proxy statement.

         The Compensation Committee reviews and recommends to the Board the compensation proposed to be paid to officers and key employees of Reinhold, including base salaries, stock options and management incentive compensation.

         The Board does not have a Nominating Committee and as a whole performs the functions normally performed by a Nominating Committee.

Certain Transactions

         On June 3, 1999, Reinhold entered into a two year agreement with Hammond, Kennedy, Whitney and Company ("HKW"), a private equity firm, to provide Reinhold and its subsidiaries with advise regarding strategic direction and merger and acquisition activities, including identifying potential acquisition candidates, for a fee of $20,000 per month. The agreement is automatically renewed thereafter for successive one year periods, unless termination notification is provided by either party within 120 days of the renewal date. Mssrs. Ralph R. Whitney, Jr., Andrew McNally, IV and Glenn Scolnik, all members of the Board of Directors of Reinhold, are principals of HKW.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         Mr. Whitney is a member of the Compensation Committee.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


Number of Shares Outstanding, Record Date and List of Stockholders

         Only stockholders of record at the close of business on March 22, 2002 are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such date there were 2,416,722 shares of Reinhold Class A Common Stock outstanding. A stockholder list will be available for examination by stockholders at the Annual Meeting.


Common Stock Ownership of Certain Beneficial Owners

         The following table sets forth information regarding the beneficial ownership of Reinhold Class A Common Stock by the only persons known by Reinhold to be beneficial owners of 5% or more of Reinhold's issued and outstanding Common Stock as of March 22, 2002.



                                  Amount and Nature of      Percentage of Issued
Name and Address of            Beneficial Ownership of           and Outstanding
Beneficial Owner                 Reinhold Common Stock              Common Stock
--------------------------------------------------------------------------------
Massachusetts Mutual Life                      905,205(1)                  37.4%
Insurance Company
1295 State Street
Springfield, MA  01111

MassMutual High Yield                          380,186                     15.7%
Partners II, LLC
1295 State Street
Springfield, MA  01111

MassMutual Corporate Value                     144,832                      6.0%
Partners Limited
1295 State Street
Springfield, MA  01111


(1) Includes 380,186 shares owned by MassMutual High Yield Partners II LLC and 144,832 shares owned by MassMutual Corporate Value Partners Limited, as to which Massachusetts Mutual Life Insurance Company shares voting and dispositive power but disclaims beneficial ownership.

Common Stock Ownership of Management

         The following table presents information regarding beneficial ownership of Reinhold Common Stock by each member of the Board of Directors, and by all current directors and officers of Reinhold as a group, as of March 22, 2002.



                                Amount and Nature of               Percentage of
                                Beneficial Ownership      Issued and Outstanding
Name and Address of               of Reinhold Common             Common Stock on
Beneficial Owner                               Stock          March 22, 2002 (1)
--------------------------------------------------------------------------------
Ralph R. Whitney, Jr.                         54,808                        2.3%
230 Park Avenue, Suite 1616
New York, NY  10169

Andrew McNally, IV                            74,214(2)                     3.1%
230 Park Avenue, Suite 1616
New York, NY  10169

Glenn Scolnik                                 52,605                        2.2%
8888 Keystone Crossing
Indianapolis, IN  46240

Thomas A. Brand                                2,200                          *
12827 E. Imperial Hwy.
Santa Fe Springs, CA  90670

Richard A. Place                               4,750                          *
12827 E. Imperial Hwy.
Santa Fe Springs, CA  90670

Michael T. Furry                              14,447                          *
12827 E. Imperial Hwy.
Santa Fe Springs, CA. 90670

Brett R. Meinsen                               2,210                          *
12827 E. Imperial Hwy.
Santa Fe Springs, CA. 90670

--------------------------------------------------------------------------------
All  directors  and  officers of Reinhold    205,232                        8.5%
as a group (7 persons)

*The percentage of shares owned does not exceed 1% of the issued and outstanding Common Stock.

(1) For the purposes of this table, the issued and outstanding Common Stock of Reinhold has been calculated for each individual on the basis of all shares of Common Stock issued and outstanding (excluding treasury shares) on March 22, 2002.

(2) Includes 56,551 shares owned by Andrew Management IV, L.P. of which Mr. McNally is the general partner and has sole voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely on its review of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 2001, the Company's officers, directors and 10% shareholders satisfied all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

                             STOCK PERFORMANCE GRAPH

         The annual changes in cumulative shareholder return for the period commencing on December 31, 1996, the year the Company consummated its plan of reorganization, and ending December 31, 2001, are shown on the following graph. The assumption is that $100.00 was invested in shares of stock of a) the Company, b) a peer group consisting of 38 companies whose Standard Industrial Classification (SIC) code is 3089 - Plastics Products, NEC, and c) the S&P Industrials Index. The total cumulative dollar returns shown in the graph represent the value such investments would have had on December 31, 2001. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.



EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                1996    1997    1998    1999    2000   2001

Reinhold Industries, Inc.       $100    $231    $220    $308    $208   $210

SIC Code 3089 - Plastics
  Products, NEC                  100     123     122     118      78     93

S&P Industrials Index            100     131     175     221     185    163





                           COMPENSATION OF MANAGEMENT

         The following table sets forth a summary of the compensation paid to the Chief Executive Officer and Vice President, Finance and Administration of the Company for services rendered in all capacities to the Company for the fiscal years ended December 31, 2001, 2000 and 1999. No executive officers of the Company other than those listed above were paid annual salary (together with any bonus) in excess of $100,000 in such fiscal years for services rendered to the Company.

Summary Compensation Table

                                             Annual Compensation         Long Term Comp
                                          ------------------------      -----------------
 Name and           Fiscal                Mgmt.      Other Annual      Securities Under-    All Other
 Principal Position   Year     Salary     Incentive  Compensation      lying Options/SARS       Comp.
------------------------------------------------------------------------------------------------------

 Michael T. Furry     2001   $255,933     $      --            --                    --             --
 President and        2000   $237,967     $  92,026            --                    --             --
 Chief Executive      1999   $236,000     $ 171,200            --               121,000 *      $15,000
 Officer

 Brett R. Meinsen     2001   $116,667            --            --                    --             --
 Vice President       2000   $108,753     $  35,156            --                    --             --
 Finance and          1999   $105,000     $  72,760            --                 9,680 *      $10,000
 Administration

 * The securities underlying options issued in 1999 were changed to reflect a 10% stock dividend issued to shareholders on July 28, 2000 and July 31, 2001.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year End Options

         The following table sets forth the number of options exercised and redeemed and the realized value upon exercise and redemption by the named executive officers during the fiscal year ended December 31, 2001 and the value of outstanding options held by each executive officer as of December 31, 2001.




                                                             No. of Securities      Value of
                                                            Underlying Un-         Unexercised
                                                            exercised Options      In-the-Money
                          No. Shares                        at Fiscal Year-end     Options at Fiscal
                          Acquired on      Value            Exercisable /          Year-end  Exercisable
Name                      Exercise         Realized         Unexercisable          / Unexercisable
---------------------------------------------------------------------------------------------------------

Michael T. Furry          --               --               0 / 121,000            $0 /  0
Brett R. Meinsen          --               --               0 /   9,860            $0 /  0



Employment Agreement

         An employment agreement (the "Agreement") with Michael T. Furry, as the Company's President and Chief Executive Officer, was entered into on July 31, 1996 and provided for employment by the Company for a period of five years commencing on the Effective Date. The agreement was amended as of October 30, 1998 to provide for a base salary of $236,000 per year, and a 5% increase on October 30, 2000 and on every second year following the year 2000 during the term of the employment agreement. The agreement was amended again on April 15, 2000 to extend the term of employment through November 13, 2004. The amendment also states that the term will be extended for one additional year on November 13, 2000 and each subsequent anniversary thereof, but in no event shall the term of employment extend beyond November 13, 2007.

         The employment agreement provides for participation in the Management Incentive Compensation Plan, Reinhold Industries, Inc. Retirement Plan, Reinhold Industries, Inc. Non-Qualified Supplemental Retirement Plan, and Reinhold Stock Incentive Plan. It also provides Mr. Furry with life insurance with a face value of $700,000.

Management Incentive Compensation Plan

         As a result of the Plan of Reorganization, Reinhold adopted the Management Incentive Compensation Plan for the Reinhold staff, under which awards may be made to officers and other key salaried employees of Reinhold. Pools of award money are developed in accordance with the earnings of Reinhold and will be limited to 15% of Reinhold's pre-tax earnings each year. Distribution of awards to eligible employees will be dependent upon the individual employee's achievement during a fiscal year, as measured against predetermined specific objectives for that employee in such fiscal year. Payments will be made in January of each year with respect to the previous year's award.

Retirement Plan

         Reinhold presently maintains a non-contributory retirement plan (the "Retirement Plan") in which the Chief Executive Officer, Vice President - Finance and Administration, and certain salaried and hourly employees participate. The Retirement Plan provides an annual normal retirement benefit at or after age 65 for a participant equal to the greater of (a) the participants' accrued benefit as of December

31, 1988, based on the plan in effect at that time; (b) the product of (x) the sum of 1.3% of the participant's annual average compensation for the five highest consecutive years of employment during the most recent ten calendar years of employment and 0.65% of such compensation in excess of the average of the "Social Security Taxable Wage Base" in each year during the 35-year period prior to the participant's retirement age under the social security law multiplied by (y) his years of service credit (to a maximum of 25) in the Retirement Plan; or (c) the accrued benefit as of December 31, 1993, plus a benefit based on (b) above and service after December 31, 1993, with total service not in excess of 25 years. Certain maximum benefit limitations are incorporated in the Retirement Plan. The Retirement Plan permits a participant who has attained age 55 and completed 10 years of service to elect to receive an actuarially reduced early retirement benefit and provides for payment of benefits if certain participants become permanently disabled. A participant's accrued pension benefit becomes 100% vested on the date on which the participant completes five years of service. Death benefits are payable to the surviving spouse of a fully or partially vested participant who dies before payment of benefits has commenced. Benefits paid under the Plan are not subject to deduction of Social Security taxes or any other offset amounts.

         The following table presents information regarding estimated annual benefits payable upon normal retirement classified by remuneration and years of service under the Retirement Plan:


Average Compensation                     Years of Service at Retirement
at Retirement                    5         10        15          20   25 or more
--------------------------------------------------------------------------------
 $ 50,000                     $3,666     $7,331    $10,997    $14,662    $18,328
   75,000                      6,103     12,206     18,309     24,412     30,516
  100,000                      8,541     17,081     25,622     34,162     42,703
  150,000                     13,416     26,831     40,247     53,662     67,078
  170,000 or more (1)         15,366     30,731     46,097     61,462     76,828

(1) In accordance with Internal Revenue Service Regulations, the maximum allowable compensation permitted in computing a benefit under the Retirement Plan is $170,000 for 2001. However, employees will receive the greater of the benefit outlined above or the accrued benefit as of December 31, 1993, which was based on compensation in excess of $170,000 plus a benefit based on service after December 31, 1993 and the final average compensation based on the $170,000 limit.

         Remuneration covered by the Retirement Plan in a particular year includes that year's base salary, overtime pay and commissions but excludes compensation received in that year under the Management Incentive Compensation Plan in excess of 50% of the participant's annual basic pay rate as of the December 31 of the preceding calendar year. The 2001 remuneration covered by the Retirement Plan for each participant therefore includes management incentive compensation (up to such 50% ceiling) paid during 2001 in respect of 2000 awards.

         For each of the following persons, the credited years of service under the Retirement Plan, as of December 31, 2001, and the remuneration received during 2000 covered by the Retirement Plan, were, respectively, as follows: Mr. Furry, 16 years and $170,000; Mr. Meinsen 5 years and $160,336.


Non-Qualified Supplemental Retirement Plan

         The Company maintains a Non-Qualified Supplemental Retirement Plan for the benefit of Mr. Furry. There are no other participants in this Plan. In addition to the benefits provided by the Reinhold Industries, Inc. Retirement Plan (the Qualified Plan), the Participant shall receive a Non-Qualified Plan benefit determined as the excess of (a) over (b) subject to (c) as follows:

(a) The monthly benefit determined under the Qualified Plan based on Years of Service after January 1, 2000 and Compensation without regard to the exclusion imposed by Section 1.11(e) of the Qualified Plan or to the maximum limitations imposed by Section 401(a)(17) of the Code.

(b) The monthly benefit determined under the Qualified Plan based on Years of Service after January 1, 2000.

(c) The excess of (a) over (b) shall be limited to the product of $2,166.67 and a fraction (not to exceed one), the numerator of which is the number of Years of Service completed (or any fractional portion thereof) from January 1, 2000 to the date of the determination and the denominator of which is the number of Years the Participant would have completed (or any fractional portion thereof) from January 1, 2000 until his attainment of age 70, or actual retirement date, if later.

         All other provisions of the Qualified Plan will apply to this Plan. This Plan will be funded under the same assumptions and funding method as the Qualified Plan.

         The following table presents information regarding estimated annual benefits payable upon normal retirement classified by remuneration and years of service under the Non-Qualified Plan:



Average Compensation at      Years of Service at Retirement
Retirement                         4                  8
------------------------------------------------------------
$ 170,000                      $    468           $    936
  250,000                         6,708             13,416
  300,000                        10,608             21,216
  350,000                        12,996             26,000
MAXIMUM BENEFIT                  12,996             26,000



         Reinhold Industries, Inc. will make a contribution to the Trust Fund in such amounts as are actuarially required to fund the benefits of the Plan. The Company shall pay to the Trustee the actuarially determined contribution on account of a particular Plan Year, at such times as the Company may decide. The Company, however, does not guarantee either the making of the contributions or the benefit payable under the Plan. The Company reserves the right to reduce, suspend or discontinue contributions under the Plan for any reason at any time.

         Any contribution made by the Company shall be irrevocable and shall be held and disposed of by the Trustee solely in accordance with the provisions of the Plan and the Trust Agreement. There shall be no Participant contributions under the Plan.

Stock Incentive Plan

General Description

         As of the Effective Date, the Company established the Reinhold Stock Incentive Plan for key employees. The Reinhold Stock Incentive Plan permits the grant of stock options, stock appreciation rights and restricted stock. The total number of shares of stock subject to issuance under the Reinhold Stock Incentive Plan may not exceed 100,000. The maximum number of shares of stock with respect to which options or stock appreciation rights may be granted to any eligible employee during the term of the Reinhold Stock Incentive Plan may not exceed 10,000. The shares to be delivered under the Reinhold Stock Incentive Plan may consist of authorized but unissued stock or treasury stock, not reserved for any other purpose.

         The exercise price of the options is established at the discretion of a Committee of the Board of Directors (the "Committee"), provided that it may not be less than the estimated fair value at the time of grant. The Reinhold Stock Incentive Plan provides that the options are exercisable based on vesting schedules, provided that in no event shall such options vest more rapidly than 33 1/3 % annually. The options expire no later than ten years from the date of grant.

         The Committee, in its discretion, in connection with grant of an option, may grant to the optionee Stock Appreciation Rights (SARs). A SAR will entitle the holder of the related option, upon exercise of the Stock Appreciation Right, to surrender such option, and receive payment of an amount determined by multiplying (i) the excess of the fair market value of a share of stock on the date of exercise of such SAR over the purchase price of a share of stock under the related option, by (ii) the number of shares as to which the SARs has been exercised.

         The Committee may grant shares of restricted stock to eligible employees and in such amounts as it shall determine in its sole discretion.

         On June 3, 1999, the Compensation Committee of the Board of Directors granted 73,000 stock options to key employees at an option price of $8.25 per share, the prevailing market rate on that date. The options shall not be exercisable in whole or in part until three years after the grant date and are exercisable up to ten years from the grant date.

         On June 3, 1999, the Board of Directors approved and adopted the Reinhold Industries, Inc. Stock Option Agreement by and between the Company and Michael T. Furry, granting Mr. Furry the option, effective June 3, 1999, to acquire up to 90,000 shares of Class A common stock of the Company at fair market value at that date ($8.25 per share). Terms of the Agreement are equivalent to those in the Reinhold Stock Incentive Plan.

         On May 10, 2000, the Board of Directors approved a 10% dividend, payable in stock of the Company, to shareholders of record as of July 11, 2000. The dividend was paid on July 28, 2000. The number of options issued to employees prior to this date as well as the exercise price of the options were adjusted to reflect the dilutive effect of this dividend.

         On May 8, 2001, the Board of Directors approved a 10% dividend, payable in stock of the Company, to shareholders of record as of July 13, 2001. The dividend was paid on July 31, 2001. The number of options issued to employees prior to this date as well as the exercise price of the options were adjusted to reflect the dilutive effect of this dividend.

Grants to Employees Under the Reinhold Stock Incentive Plan

         Stock Options. The Compensation Committee can grant employees stock options at an option exercise price not less than the fair market value of a share on the date of grant. To exercise an option, an employee would pay the option price in cash, or if permitted by the Committee, by delivering shares of Reinhold Class A Common Stock already owned by the employee that have a fair market value equal to the option price.

         The term of each option is fixed by the Committee provided that no option may be exercisable for more than 10 years after the date on which it becomes exercisable. The Committee will determine the time or times at which each option granted to an employee may be exercised as well as other terms and conditions applicable to the option. Such options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

         Stock Appreciation Rights. A SAR will entitle the holder of the related option, upon exercise of the Stock Appreciation Right, to surrender such option, and receive payment of an amount determined by multiplying (i) the excess of the fair market value of a share of stock on the date of exercise of such SAR over the purchase price of a share of stock under the related option, by (ii) the number of shares as to which the SARs has been exercised.

         A Stock Appreciation Right will be exercisable at such time or times and only to the extent that a related option is exercisable, and will not be transferable except to the extent that such related option may be transferable. A Stock Appreciation Right granted in connection with an incentive stock option shall be exercisable only if the fair market value of a share of stock on the date of exercise exceeds the purchase price of a share of stock specified in the related option.

         Upon the exercise of a Stock Appreciation Right, the related option shall be canceled to the extent of the number of shares of Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of stock as to which the option is exercised or surrendered.

         Restricted Stock. The Committee, at any time and from time to time, may grant shares of Restricted Stock under the Reinhold Stock Incentive Plan to such Eligible Employees and in such amounts as it shall determine in its sole discretion. Each grant of Restricted Stock shall be made pursuant to a written agreement which shall contain such restrictions, terms and conditions as the Committee may determine in its discretion. Restrictions upon shares of Restricted Stock shall lapse at such time or times and on such terms and conditions as the Committee may determine; provided, however, that in no event shall such restrictions on vesting lapse at a rate more rapidly, on an annual basis, than 33 1/3% of the number of shares such Restricted Stock subject to such grant beginning on the first anniversary date following the grant of such Restricted Stock.

         Termination of Employment. Unless otherwise determined by the Committee, in the event of termination of employment by reason of retirement, long term disability or death, any option may thereafter be exercised in full for a period of three years (or such shorter period as the Committee shall determine at grant), subject in each case to the stated term of the option. In the event of termination of employment for any reason other than retirement, disability or death, unless otherwise determined by the Committee, any outstanding options held by the terminated employee will be canceled. The Committee may permit an employee whose employment terminates for any such other reason up to three years following termination to exercise an option.

         Change in Control Provisions. The Reinhold Stock Incentive Plan provides that, except as provided below, in the event of a "Change in Control" (as defined in the Reinhold Stock Incentive Plan), the Committee, either at the time Employee Options or shares of Restricted Stock are granted, or, if so provided in the applicable Option Agreement or Restricted Stock grant, at any time thereafter, shall [have the authority to] accelerate in whole or in part the exercisability of Employee Options and/or the last day of the period of restriction upon a Change in Control. The Option Agreements and Restricted Stock grants approved by the Committee may contain provisions whereby, in the event of a Change in Control, the acceleration of the exercisability of Employee Options and/or the last day of the period of restriction may be automatic or may be subject to the discretion of the Committee or may depend upon whether the Change in Control shall be approved by a majority of the members of the Board or such other criteria as the Committee may specify. Nothing herein shall obligate the Committee to take any action upon a Change in Control.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, comprised of non-employee directors, has overall responsibility to review and recommend broad-based compensation plans for executive officers of the Company to the Board of Directors. The Board did not reject or modify in any material way any of the recommendations of the Committee during 2001.

Compensation Policies For Executive Officers

         The principles underlying the executive compensation policy are retaining competent management, recognizing individual initiative and achievement, rewarding management for short and long term accomplishments and aligning management compensation with the achievement of the Company's goals and performance. Total compensation for the Company's executive officers consists of a base salary, Management Incentive Compensation and stock options.

         The Company's executive compensation policies primarily utilize objective performance criteria. Objective criteria include actual versus target annual operating budget performance and actual versus target annual income growth. Target annual income growth and target annual operating budgets utilized for purposes of evaluating compensation are based on business plans that have been approved by the Board of Directors. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken.

Compensation of the Chief Executive Officer

         Michael Furry's compensation for fiscal 2001 was primarily determined by his employment agreement. In fiscal 2000, at the recommendation of the Compensation Committee, Mr. Furry's employment agreement was amended to extend the term of his employment through November 13, 2004. Mr. Furry's base salary under his employment agreement was determined on the basis of his experience, personal performance and average salary levels in effect at comparable companies.

         Submitted by the Compensation Committee of the Board of Directors

         Glenn Scolnik (Chairman)
         Ralph R. Whitney, Jr.
         Andrew McNally, IV


                             AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP (the Company's independent auditors) the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU380), received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         The Audit Committee consists of Ralph R. Whitney, Jr. (Chairman), Thomas A. Brand and Richard A. Place. Mssrs. Brand and Place are "independent" as defined by NASDAQ Marketplace Rule 4200. Mr. Whitney, although not "independent" because of his affiliation with HKW (see "Certain Transactions" paragraph above), has been appointed to the Audit Committee by the Board of Directors. The Board believes that it is in the best interest of the Company to have Mr. Whitney serve on the Audit Committee due to his extensive financial experience and the difficulty and expense associated with finding an additional member.

         The Audit Committee has adopted a written charter outlining its functions and accountability to the Board of Directors. A copy of the Audit Committee charter is attached as an Appendix to this proxy statement.

         Submitted by the Audit Committee of the Board of Directors.

         Ralph R. Whitney, Jr. (Chairman)
         Thomas A. Brand
         Richard A. Place

                              INDEPENDENT AUDITORS

         On May 1, 2001, by written consent of the Board of Directors, KPMG LLP was dismissed as the Registrant's certifying accountant. Also on this date, Ernst & Young LLP was engaged as the Registrant's new certifying accountant. During the two most recent fiscal years, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. KPMG LLP's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         The Audit Committee of the Board of Directors of Reinhold selected Ernst & Young LLP, independent auditors, to audit Reinhold's financial statements for the year ended December 31, 2001 and have been selected to serve as independent auditors for the year ending December 31, 2002.

Audit Fees - The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Reinhold's annual financial statements for the year ended December 31, 2001, the preparation of Federal, State and Foreign income tax returns, and the reviews of the financial statements included in Reinhold's quarterly reports on Form 10-Q for that fiscal year were $245,000.

Financial Information Systems Design and Implementation Fees -- There were no fees billed by Ernst & Young LLP for professional services relating to financial information systems design and implementation rendered during the fiscal year ended December 31, 2001.

All Other Fees -- There were no other fees billed by Ernst & Young LLP for professional services rendered during the fiscal year ended December 31, 2001, other than as stated above under the caption Audit Fees.


                      PROPOSALS BY HOLDERS OF COMMON STOCK


         Any proposal which a stockholder of Reinhold desires to be considered for inclusion in the proxy statement relating to the 2003 Annual Meeting of Stockholders must be received by Reinhold at its executive offices no later than November 30, 2002. The offices of Reinhold are located at 12827 East Imperial Hwy, Santa Fe Springs, California, 90670.

                          EXPENSES AND OTHER MATTERS


         Reinhold will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Reinhold has requested brokers, nominees, fiduciaries and other custodians who hold shares of its Common Stock in their names to solicit proxies from their clients who own such shares, and Reinhold has agreed to reimburse them for their expenses in so doing.


         Management does not intend to present any further items of business to the meeting, and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may, in their discretion, determine.





                                /s/BRETT R. MEINSEN
                                   Secretary





March 25, 2002







PLEASE DATE, SIGN AND IMMEDIATELY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

                           REINHOLD INDUSTRIES, INC.

            Charter of the Audit Committee of the Board of Directors


I.       Audit Committee Purpose

                 The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

                 o Monitor the  integrity of the Company's  financial  reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

                 o Monitor the  independence and  performance of the   Company's
                   independent auditors and internal auditing department.

                 o Provide an avenue to  communication  among the    independent
                   auditors, management, and  the Board of Directors.

                 The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

                 Audit  Committee  members  shall meet the  requirements  of the
         Securities & Exchange Commission. The Audit Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

                 All Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

                 The Committee shall meet at least four (4) times  annually,  or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.     Audit Committee Responsibilities and Duties

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document disseminated to shareholders at least every three years in accordance with SEC regulations.

         2. Review the Company's annual audited consolidated financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

         4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.
         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the company that could impair the auditors' independence.

         8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.
         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Legal Compliance

         11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities

         12.     Annually prepare a  report to  shareholders as required by  the
                 Securities  and  Exchange  Commission. The  report  should   be
                 included in the Company's annual proxy statement.

         13.     Perform any other activities consistent with this  Charter, the
                 Company's by-laws, and governing   law, as the Committee or the
                 Board deems necessary or appropriate.

         14.     Maintain minutes of meetings  and  periodically  report  to the
                 Board of Directors on significant  results  of  the   foregoing
                 activities.

         15. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

         16.     Periodically   perform  self-assessment  of  audit    committee
                 performance.

         17. Review financial and accounting personnel succession planning within the company.

         18.     Annually  review  policies  and  procedures  as well  as  audit results associated with director's and officers expense accounts and perquisites. Annually review a summary of directors and officers' related party transactions and potential conflicts of interest.


         August 1, 2000



                           REINHOLD INDUSTRIES, INC.
                           12827 E. Imperial Highway
                           Santa Fe Springs, CA 90670

                                                                       EXHIBIT A

                           REINHOLD INDUSTRIES, INC.
                           12827 East Imperial Highway
                           Santa Fe Springs, CA 90670

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Brett R. Meinsen and Judy Sanson, and each of them, the proxies of the undersigned, with power of substitution in each, to vote all Class A Common Stock of Reinhold Industries, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of such Corporation to be held at the offices of Reinhold Industries, Inc., 12827 East Imperial Highway, Santa Fe Springs, California on Wednesday, May 1, 2002 at 3:00 P.M., Pacific time, and at any adjournments thereof.

1.ELECTION OF SIX DIRECTORS to serve until the next annual meeting after their election:

           [ ] FOR nominees listed below (except as marked to the contrary).
           [ ] WITHHOLD AUTHORITY to  vote for nominees listed below.

      RALPH R. WHITNEY, JR.      ANDREW McNALLY, IV            MICHAEL T. FURRY

      GLENN SCOLNIK              THOMAS A. BRAND               RICHARD A. PLACE

(INSTRUCTION: To withhold authority to vote any individual nominee, write that nominee's name on the space provided below.)


--------------------------------------------------------------------------------
PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

                  (Continued and to be signed on reverse side)

                                (Continued side)

2.In their discretion, such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INSTRUCTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.



                                        ----------------------------------------
                                        Date

                                        ----------------------------------------
                                        Name of Registered Holder

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature

                                        Joint  owners    should  each sign. When
                                        signing  as  executor,    administrator,
                                        trustee  or  guardian,  give   your full
                                        Title as such.